                                                               EXHIBIT 23(i)(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 31, 1997 included in CB Commercial Real Estate Services Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP

Los Angeles, California

July 16, 1997